HOW TO SUBSCRIBE

A. Instructions.
   ------------

       Each person considering subscribing for the Shares should review the following instructions:

       Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

       The Company shall have the right to accept or reject any subscription, in whole or in part.

       An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

       Payment: Payment for the amount of the Shares subscribed for shall be made by delivery by the earlier of _______________, 2005 or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on _______________, 2005 or such earlier date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications.
   --------------

    All documents and cheques should be forwarded to:

     DUJOUR PRODUCTS, INC.
     West 2809 Longfellow
     Spokane, WA 99205
     Attention: Adrian Crimeni

THE PURCHASE OF SHARES OF DUJOUR PRODUCTS, INC. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.





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                              DUJOUR PRODUCTS, INC.
                              West 2809 Longfellow
                                Spokane, WA 99205


                             SUBSCRIPTION AGREEMENT

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of Shares set forth below, upon and subject to the terms and conditions set forth in the Corporation's SB-2 Registration Statement dated _______________, 2005.

Total Number of Shares to be Acquired:        _____________________________.
Amount to be Paid (price of $0.025 per Share):_____________________________.

IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ___ day of _________, 2005.


Signature:_________________________________Subscriber's Social Security or Tax

                                           Identification Number:--------------
Print Name:_______________________________ Signature of Co-owners if applicable:
                                           ------------------------------------
Print Title:______________________________

Address:       Number and Street: ______________________________________________
               City, State, Zip: _______________________________________________

Name as it should appear on the Certificate:____________________________________

If Joint Ownership, check one (all parties must sign above):
|_| Joint Tenants with Right of Survivorship
|_| Tenants in Common
|_| Community Property

If Fiduciary or Business Organization, check one:
|_| Trust
|_| Estate
|_| Power of Attorney
Name and Type of Business Organization: ________________________________________


                           ACCEPTANCE OF SUBSCRIPTION

The foregoing Subscription is hereby accepted for and on behalf of DUJOUR PRODUCTS, INC. this ___ day of __________, 2005.

DUJOUR PRODUCTS, INC.

By ________________________________________________
     Adrian Crimeni, President